UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

SLR Investment Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VOTE YOUR SHARES

A Message From

Richard Pivirotto,

Co-Head of Investor Relations

SLR Investment Corp. (“SLRC”)

Hello. I am Rick Pivirotto, Co-Head of Investor Relations for SLR Investment Corp. or SLRC. We want to first welcome SUNS stockholders following the April 1st close of the merger of SUNS with SLRC, and to thank all of you for being an SLRC stockholder. One of the most important responsibilities of a stockholder is to vote the shares you hold. Our 2022 annual meeting of stockholders is quickly approaching. It is extremely important for your shares to be represented whether you own just a few shares or many. Your participation and vote truly matter.

Voting your shares is quick and easy. Simply go to proxyvote.com and enter the control number you received in the mail or from email. You can also call our proxy specialists 24 hours a day, 7 days a week at 800-690-6903 if you need assistance or would like to vote your shares over the telephone.

As a stockholder, you have a real voice in the company’s future successes. Please vote “FOR” on both proposals in line with management’s recommendation.

Thank you for your time, your vote, your continued interest, and your investment in SLR Investment Corp.

SLRC STOCKHOLDERS can vote shares the following ways:

RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED

WITH A PROXY CARD AND CONTROL NUMBER

1)	Go to www.proxyvote.com, enter your control number and vote online; or

2)	Call 1-800-690-6903 enter your control number using automated voting system

WITHOUT A PROXY CARD AND CONTROL NUMBER

Call 1-800-267-0201 to speak with a live proxy specialist

Mon-Fri from 9am to 9pm and Saturday from 10am to 6pm (EST)